Exhibit 10.6

ATI PHYSICAL THERAPY, INC.
REGISTRATION RIGHTS AGREEMENT

PREAMBLE

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of June 15, 2023 (the “Effective Date”) by and among ATI Physical Therapy, Inc., a Delaware corporation (the “Company”), and the other parties signatory hereto and any additional parties identified on the signature pages of any joinder agreement executed and delivered pursuant hereto from time to time (collectively, the “Holders” and each individually a, “Holder”). Except as otherwise specified herein, all capitalized terms used in this Agreement are defined in Exhibit A attached hereto.

RECITALS

WHEREAS, the Company and ATI Holdings Acquisition, Inc., a Delaware corporation and an indirect subsidiary of the Company (the “Borrower”), have agreed to exchange certain Term Loans under the First Lien Facility (each as defined in that certain First Lien Credit Agreement) for an issuance of the Notes, pursuant to and in accordance with the terms and the conditions set forth in the Note Purchase Agreement, dated as of April 17, 2023, as amended by that certain First Amendment to Note Purchase Agreement, dated as of the date hereof (the “Note Purchase Agreement”), by and among the Company, the Borrower, Wilco Intermediate Holdings, Inc., a Delaware corporation (“Holdings”), the Holders initially party thereto and Wilmington Savings Fund Society, FSB, in its capacities as purchaser representative and collateral agent for the Holders and the other secured parties (the “Purchaser Representative”);

WHEREAS, the Notes are convertible into shares of the Company’s Class A common stock, $0.0001 par value per share (the “Common Stock”), at the Conversion Price (as defined in the Note Purchase Agreement), from time to time at each Holder’s election on the terms and conditions set forth in the Note Purchase Agreement; and

WHEREAS, pursuant to that certain Amended & Restated Transaction Support Agreement, dated as of April 17, 2023, by and among the Borrower, the Company, the Holders and the other parties thereto, the Company has agreed to provide certain registration rights with respect to the Convertible Notes Shares under the Securities Act and under applicable state securities laws.

NOW, THEREFORE, in consideration of the parties entering into the Note Purchase Agreement and this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

Section 1.          Shelf Registrations.

(a)      Filing. The Company shall use its reasonable best efforts to file, on or prior to the date that is forty-five (45) days after the Closing Date (the “Filing Date”), a Registration Statement for a Shelf Registration on Form S-3 (the “Form S-3 Shelf”) or, if the Company is ineligible to use a Form S-3 Shelf, a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf,” and together with the Form S-3 Shelf (and any Subsequent Shelf Registration), the “Shelf”) covering the resale of the Registrable Securities on a delayed or continuous basis. The Company shall use reasonable best efforts to cause the Shelf to become effective by the date that is sixty (60) days after the Filing Date; provided, that such sixty (60)-day period shall be extended to ninety (90) days after the Filing Date if the Shelf is reviewed by, and receives comments from, the SEC. The Shelf shall provide for the resale of Registrable Securities from time to time, and pursuant to any method or combination of methods legally available to, and requested by, any Holder, which may include underwritten marketed offerings, underwritten block trades, registered broker trades, or any other method of distribution elected by any such Holder. The Company shall use its reasonable best efforts to maintain the Shelf in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf effective and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event the Company files a Form S-1 Shelf, the Company shall use its reasonable best efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration) to a Form S-3 Shelf as soon as practicable after the Company is eligible to use Form S-3.

(b)      Subsequent Shelf Registration.  If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall use all reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use all reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional Registration Statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale from time to time by the Holders thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration is filed, the Company shall use all reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an Automatic Shelf Registration Statement if the Company is a WKSI) and (ii) keep such Subsequent Shelf Registration continuously effective and usable until there are no longer any Registrable Securities. Any such Subsequent Shelf Registration shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by any Holder in accordance with any method of distribution elected by any such Holder.

(c)       At least ten (10) Business Days prior to the Filing Date, the Company shall use its reasonable best efforts to notify each Holder in writing (which may be by email) of the information reasonably necessary about the Holder to include such Holder’s Registrable Securities in such Registration Statement. Notwithstanding anything else in this Agreement, the Company shall not be obligated to include such Holder’s Registrable Securities in such Registration Statement to the extent the Company has not received such information, on or prior to the third Business Day prior to the first anticipated filing date of a Registration Statement pursuant to this Section 1.

Section 2.          Suspension of Sales; Adverse Disclosure.  Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than 45 days, determined in good faith by the Company to be necessary for such purpose; provided that such right to delay or suspend shall be exercised by the Company not more than two times, which may be consecutive, in any 12-month period. In the event the Company exercises its rights under the preceding sentence, each of the Holders shall suspend, immediately upon their receipt of the notice referred to above, its use of the Prospectus relating to any sale or offer to sell Registrable Securities. The Company shall immediately notify the holders of Registrable Securities of the expiration of any period during which it exercised its rights under this Section 2.

Section 3.         Company Undertakings.  Whenever Registrable Securities are registered or sold pursuant to this Agreement, the Company shall use all reasonable efforts to effect the registration and the sale of such Registrable Securities as soon as reasonably practicable in accordance with the intended method of disposition thereof (excluding for the avoidance of doubt an underwritten offering that is registered pursuant to the Shelf) and pursuant thereto the Company shall as expeditiously as possible:

(a)       at least three (3) Business Days before filing a Registration Statement or Prospectus or any amendments or supplements thereto, at the Company’s expense, furnish to the Holders copies of all such documents, other than exhibits or documents that are incorporated by reference, proposed to be filed and such other documents reasonably requested by the Holders (which may be furnished by email), which documents shall be subject to the review and comment of the counsel to the Holders (solely with respect to information regarding the Holders or the intended plan of distribution of the Registrable Securities held by the Holders);

(b)      notify the Holders of the effectiveness of each Registration Statement and prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period ending on the date on which all Registrable Securities have been sold under such Registration Statement or have otherwise ceased to be Registrable Securities, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition set forth in such Registration Statement;

(c)      with respect to an offering of Registrable Securities, furnish to the Holders, without charge, such number of copies of the applicable Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus, final Prospectus, and any other Prospectus (including any Prospectus filed under Rule 424, Rule 430A or Rule 430B and any “issuer free writing prospectus” as such term is defined under Rule 433)), all exhibits and other documents filed therewith and such other documents as the Holders may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by any Holders, and upon request, a copy of any and all transmittal letters or other correspondence to or received from, the SEC or any other Governmental Entity relating to such offer;

(d)      use all reasonable efforts (x) to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Holders reasonably request, (y) to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and (z) to do any and all other acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by it (provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction);

(e)       notify the Holders and their counsel: (x) at any time when a Prospectus relating to the applicable Registration Statement is required to be delivered under the Securities Act, (A) upon discovery that, or upon the happening of any event as a result of which, such Registration Statement, or the Prospectus or Free Writing Prospectus relating to such Registration Statement, or any document incorporated or deemed to be incorporated therein by reference contains an untrue statement of a material fact or omits any fact necessary to make the statements in the Registration Statement or the Prospectus or Free Writing Prospectus relating thereto not misleading or otherwise requires the making of any changes in such Registration Statement, Prospectus, Free Writing Prospectus or document, and, at the request of the Holders, the Company shall promptly prepare a supplement or amendment to such Prospectus or Free Writing Prospectus, furnish a reasonable number of copies of such supplement or amendment to the Holders, its counsel and file such supplement or amendment with the SEC so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus or Free Writing Prospectus as so amended or supplemented shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading, (B) as soon as the Company becomes aware of any comments or inquiries by the SEC or any requests by the SEC or any Federal or state Governmental Entity for amendments or supplements to a Registration Statement or related Prospectus or Free Writing Prospectus covering Registrable Securities or for additional information relating thereto, (C) as soon as the Company becomes aware of the issuance or threatened issuance by the SEC of any stop order suspending or threatening to suspend the effectiveness of a Registration Statement covering the Registrable Securities or (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Security for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (y) when each Registration Statement or any amendment thereto has been filed with the SEC and when each Registration Statement or the related Prospectus or Free Writing Prospectus or any Prospectus supplement or any post-effective amendment thereto has become effective;

(f)        use its reasonable best efforts to cause all such Registrable Securities to be listed on the Principal Market;

(g)     provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities from and after the effective date of the applicable Registration Statement;

(h)       permit the Holders and their counsel and any other attorney, accountant or other agent retained by the Holders to participate, at each such Person’s own expense (except as provided in Section 4) (including, but not limited to, reviewing, commenting on and attending all meetings) in the preparation of such Registration Statement;

(i)       in the event of the issuance or threatened issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any security included in such Registration Statement for sale in any jurisdiction, the Company shall use all reasonable efforts promptly to (x) prevent the issuance of any such stop order, and in the event of such issuance, to obtain the withdrawal of such order and (y) obtain the withdrawal of any order suspending or preventing the use of any related Prospectus or Free Writing Prospectus or suspending qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction at the earliest practicable date;

(j)       with respect to each Free Writing Prospectus or other materials to be included in the Disclosure Package, ensure that no Registrable Securities be sold “by means of” (as defined in Rule 159A(b)) such Free Writing Prospectus or other materials without the prior written consent of the Holders, which Free Writing Prospectuses or other materials shall be subject to the review of its counsel;

(k)     provide or maintain a CUSIP number for the Registrable Securities prior to the effective date of the first Registration Statement including Registrable Securities;

(l)        promptly notify in writing the Holders (which notice may be by email) (x) when such Registration Statement or related Prospectus or Free Writing Prospectus or any Prospectus amendment or supplement or post- effective amendment has been filed, and, with respect to any such Registration Statement or any post-effective amendment, when the same has become effective and (y) of any written comments by the SEC and by the blue sky or securities commissioner or regulator of any state with respect thereto;

(m)     (i) prepare and file with the SEC such amendments and supplements to each Registration Statement as  may be necessary to comply with the provisions of the Securities Act, including post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period required hereunder, and if applicable, file any Registration Statements pursuant to Rule 462(b); (ii) cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force); (iii) comply with the provisions of the Securities Act and the Exchange Act and any applicable securities exchange or other recognized trading market with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition set forth in such Registration Statement as so amended or in such Prospectus as so supplemented; (iv) provide additional information related to each Registration Statement as requested by, and obtain any required approval necessary from, the SEC or any Federal or state Governmental Entity; and (v) respond promptly to any comments received from the SEC and request acceleration of effectiveness promptly after it learns that the SEC will not review the Registration Statement or after it has satisfied comments received from the SEC;

(n)      within the deadlines specified by the Securities Act, make all required filing fee payments in respect of any Registration Statement or Prospectus used under this Agreement (and any offering covered thereby);

(o)       use its reasonable best efforts to deliver all the necessary documentation to cause the Company’s transfer agent to remove any restrictive legend on any Registrable Securities, as promptly as practicable and no later than two (2) business days after such request, when such Registrable Securities are sold (or proposed to be sold) pursuant to Rule 144 or the Registration Statement or may be sold without restriction or limitation under Rule 144, in each case in accordance with customary practice. In connection therewith, if required by the Company’s transfer agent, the Company will use its reasonable best efforts to promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to deliver such Registrable Securities without any such legend. If restrictive legends are no longer required for the Registrable Securities pursuant to the foregoing, the Company shall, reasonably promptly following any request therefor from a Holder, accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the transfer agent irrevocable instructions that the transfer agent shall make a new, unlegended entry for the securities; and

(p)       use all reasonable efforts to take all other actions necessary to effect the registration and sale of the Registrable Securities contemplated hereby.

Section 4.          Registration Expenses.

All Registration Expenses shall be borne by the Company. All Selling Expenses relating to Registrable Securities registered shall be borne by the Holders.

Section 5.          Indemnification and Contribution.

(a)     Indemnification by the Company.  The Company agrees to indemnify and hold harmless each of the Holders and their respective Affiliates, directors, officers, employees, members, managers and agents and each Person who controls any of the Holders within the meaning of either the Securities Act or the Exchange Act, to the fullest extent permitted by applicable Law, from and against any losses, claims, expenses, damages and liabilities or whatever kind (including legal or other expenses reasonably incurred in connection with investigating, preparing or defending same and the cost of enforcing any right to indemnification hereunder) (collectively, “Losses”) to which they or any of them may become subject insofar as such Losses (or actions in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement as originally filed or in any amendment thereof, or the Disclosure Package, or any preliminary, final or summary Prospectus or Free Writing Prospectus included in any such Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (y) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other federal law, any state or foreign securities law, or any rule or regulation promulgated under of the foregoing laws, relating to the offer or sale of the Registrable Securities, and in any such case, the Company agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating, preparing or defending any such Loss, claim, damage, liability, action or investigation (whether or not the indemnified party is a party to any proceeding); provided, however, that the Company will not be liable in any case to the extent that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holders specifically for inclusion therein, including any notice, questionnaire or information provided pursuant to Section 1(c) herein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)       Indemnification by the Holders.  Each of the Holders agrees, severally but not jointly, to indemnify and hold harmless the Company and each of its Affiliates, directors, employees, members, managers and agents and each Person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the fullest extent permitted by applicable Law, from and against any and all Losses to which they or any of them may become subject insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement as originally filed or in any amendment thereof, or in the Disclosure Package or any Holder Free Writing Prospectus, preliminary, final or summary Prospectus included in any such Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that any such untrue statement or alleged untrue statement or omission or alleged omission is contained in any written information furnished to the Company by or on behalf of such Holder specifically for inclusion therein; provided, however, that the total amount to be indemnified by any Holder pursuant to this Section 5(b) shall be limited to the net proceeds (after deducting underwriters’ discounts and commissions) received by such Holder in the offering to which such Registration Statement or Prospectus relates; provided further that no Holder shall be liable in any case to the extent that prior to the filing of any such Registration Statement or Disclosure Package, or any amendment thereof or supplement thereto, it has furnished in writing to the Company, information expressly for use in, and within a reasonable period of time prior to the effectiveness of such Registration Statement or Disclosure Package, or any amendment thereof or supplement thereto which corrected or made not misleading information previously provided to the Company. This indemnity agreement will be in addition to any liability which the Holders may otherwise have.

(c)       Notification.  If any Person shall be entitled to indemnification under this Section 5 (each, an “Indemnified Party”), such Indemnified Party shall give prompt written notice to the party required to provide indemnification (each, an “Indemnifying Party”) of any claim or of the commencement of any proceeding as to which indemnity is sought. The Indemnifying Party shall have the right, exercisable by giving written notice to the Indemnified Party as promptly as reasonably practicable after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the Indemnifying Party’s expense, the defense of any such claim or litigation, with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this Section 5(c) be liable to such Indemnified Party hereunder for any legal expenses and other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or litigation, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the Indemnifying Party shall have failed within a reasonable period of time after receipt of written notice from such Indemnified Party of such claim or proceeding to assume such defense and the Indemnified Party is or would reasonably be expected to be materially prejudiced by such delay. The failure of any Indemnified Party to give notice as provided herein shall relieve an Indemnifying Party of its obligations under this Section 5 only to the extent that the failure to give such notice is materially prejudicial or harmful to such Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include an unconditional release of such Indemnified Party from all liability in respect to such claim or litigation. The indemnity agreements contained in this Section 5 shall not apply to amounts paid in settlement of any claim, loss, damage, liability or action if such settlement is effected without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The indemnification set forth in this Section 5 shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such claim.

(d)      Contribution.  If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any Losses or action referred to therein, then, subject to the limitations contained in this Section 5, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, in connection with the actions, statements or omissions that resulted in such Losses or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by such Indemnifying Party or such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5(d) was determined solely upon pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence of this Section 5(d). Notwithstanding the foregoing, the amount any Holder will be obligated to contribute pursuant to this Section 5(d) will be limited to an amount equal to the net proceeds received by such Holder in respect of the Registrable Securities sold pursuant to the offering of Registrable Securities which gives rise to such obligation to contribute. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 6.          General Provisions.

(a)       Amendments and Waivers.  Except as otherwise provided herein, the provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Company and Holders holding at least a majority of the then outstanding Registrable Securities (assuming for such purpose that all of the outstanding Notes were converted into Convertible Note Shares); provided, however, that notwithstanding the foregoing, any party may give a waiver as to itself; provided, further, that no amendment, modification or waiver that adversely affects one Holder shall be effective against such Holder without the prior written consent of such Holder. The failure or delay of any Person to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such Person thereafter to enforce each and every provision of this Agreement in accordance with its terms. A waiver or consent to or of any breach or default by any Person in the performance by that Person of his, her or its obligations under this Agreement will not be deemed to be a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person under this Agreement.

(b)       Remedies.  The parties to this Agreement will be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach and that, in addition to any other rights and remedies existing hereunder, any party will be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

(c)       Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited, invalid, illegal or unenforceable in any respect under any applicable law or regulation in any jurisdiction, such prohibition, invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or in any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such prohibited, invalid, illegal or unenforceable provision had never been contained herein.

(d)      Entire Agreement.  Except as otherwise provided herein, this Agreement contains the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

(e)       Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other party.

(f)      Confidentiality.  The Holders agree to treat as confidential the receipt of any notice hereunder and the information contained therein, and not to disclose or use the information contained in any such notice (or the existence thereof) without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally (other than as a result of disclosure by the Holders in breach of the terms of this Agreement).

(g)      Notices.  Any notice, demand or other communication to be given under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (i) when delivered personally to the recipient, (ii) when sent by electronic mail or facsimile if sent during normal business hours of the recipient; but if not, then on the next Business Day, (iii) one Business Day after it is sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) three Business Days after it is mailed to the recipient by first class mail, return receipt requested. Such notices, demands and other communications will be sent to the Company at the address specified on the signature page hereto and to any holder, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Any party may change such party’s address for receipt of notice by giving prior written notice of the change to the sending party as provided herein. The Company’s address is:

c/o ATI Physical Therapy, Inc.
790 Remington Blvd., Bolingbrook, Illinois, 60440
Attention: Erik Kantz, Chief Legal Officer and Corporate Secretary
E-mail: Erik.Kantz@atipt.com

With a copy (which does not constitute notice under this Agreement) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention: Alexander D. Lynch, Esq.
E-mail: alex.lynch@weil.com

If to the Holders, to the Purchaser Representative on their behalf at:

Wilmington Savings Fund Society, FSB
500 Delaware Ave.
Wilmington, DE 19801
Attention: ATI Holdings Acquisition, Inc.
E-mail: phealy@wsfsbank.com

With a copy (which does not constitute notice under this Agreement) to:

Seward & Kissel LLP
One Battery Park Plaza
New York, New York 10004
Attention: Gregg Bateman
Email: bateman@sewkis.com

And

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention: Dan Gibbons, Esq.
E-mail: dan.gibbons@davispolk.com

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(h)      Business Days.  If any time period for giving notice or taking action hereunder expires on a day that is not a Business Day, the time period will automatically be extended to the Business Day immediately following such Saturday, Sunday or legal holiday.

(i)        Applicable Law; Exclusive Jurisdiction; Jury Waiver.

(i)          This Agreement, and all rights, obligations, claims, causes of action (whether in contract, tort or statute) or other matter that may result from, arise out of, be in connection with or relating to this Agreement, or the negotiation, administration, performance, or enforcement of this Agreement (the “Relevant Matters”), shall be governed by, and construed and enforced in accordance with, the internal Laws of the State of New York, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof, including its statutes of limitations.

(ii)       Each of the parties irrevocably consents to the exclusive jurisdiction and venue of, and agrees not to commence any legal proceedings with respect to a Relevant Matter except in, any federal or New York State Court sitting in the borough of Manhattan, in the city of New York (or any appellate court therefrom) in connection with any Relevant Matter. By execution and delivery of this Agreement, each party irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and to the appellate courts therefrom solely for the purposes of disputes in connection with any Relevant Matter and not as a general submission to such jurisdiction or with respect to any other dispute, matter or claim whatsoever. The parties hereby waive any right to stay or dismiss any action or proceeding in connection with any Relevant Matter brought before the foregoing courts on the basis of (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason or that it or any of its property is immune from the above-described legal process, that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper or that this Agreement may not be enforced in or by such courts, or (iii) any other defense that would hinder or delay the levy, execution or collection of any amount to which any party is entitled pursuant to any final judgment of any court having jurisdiction.

(iii)      EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ACTIONS OF ANY PARTY IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT, OR ANY OTHER RELEVANT MATTER.

(j)        Descriptive Headings; Interpretation.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” in this Agreement will be by way of example rather than by limitation.

(k)     No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.

(l)       Counterparts.  This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together will constitute one and the same agreement.

(m)    Electronic Delivery.  This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto will re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument will raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(n)       Further Assurances.  In connection with this Agreement and the transactions contemplated hereby, the Holders agree to execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated hereby.

(o)       Third-Party Beneficiaries.  No term or provision of this Agreement is intended to be, or shall be, for the benefit of any Person not a party hereto, and no such other Person shall have any right or cause of action hereunder, except  as otherwise expressly provided herein.

(p)      Rule 144.  With a view to making available to the Holders the benefits of Rule 144, the Company covenants that so long as any Holder holds Registrable Securities it will (x) make available information necessary to comply with Rule 144, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, and (y) take such further action as any Holder may reasonably request, all to the extent required from time to time to enable it to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

(q)      Termination.  Notwithstanding anything to the contrary contained herein, from the first day on which each of the Holders ceases to hold Registrable Securities, then this Agreement shall expire and terminate automatically; provided, however, that Exhibit A, and Sections 4 through 6 shall survive the termination of this Agreement.

*          *          *          *          *

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

ATI PHYSICAL THERAPY, INC.

By:	/s/ Joseph Jordan
	Name:	Joseph Jordan
	Title:	Chief Financial Officer

KHSU SPV LP LLC

/s/Laura Torrado
Name:	Laura Torrado
Title:	General Counsel
Email Address: legalops@knighthead.com
Address for Notice to Holder and Delivery: 280 Park Avenue, 22nd Floor, New York, New York 10017

Aggregate amount of Notes held: $18,445,456.51

KNIGHTHEAD MASTER FUND, L.P.
By: Knighthead Capital Management, LLC, its investment manager

/s/Laura Torrado

Name:	Laura Torrado
Title:	General Counsel
Email Address: legalops@knighthead.com
Address for Notice to Holder and Delivery: 280 Park Avenue, 22nd Floor, New York, New York 10017

Aggregate amount of Notes held: $17,977,550.75

KNIGHTHEAD (NY) FUND, L.P.
By: Knighthead Capital Management, LLC, its investment manager

/s/Laura Torrado

Name:	Laura Torrado
Title:	General Counsel
Email Address: legalops@knighthead.com
Address for Notice to Holder and Delivery: 280 Park Avenue, 22nd Floor, New York, New York 10017

Aggregate amount of Notes held: $5,305,207.32

KNIGHTHEAD DISTRESSED OPPORTUNITIES FUND, L.P.

/s/Laura Torrado
Name:	Laura Torrado
Title:	General Counsel
Email Address: legalops@knighthead.com
Address for Notice to Holder and Delivery: 280 Park Avenue, 22nd Floor, New York, New York 10017

Aggregate amount of Notes held: $10,659,795.96

MARATHON DISTRESSED CREDIT MASTER FUND

/s/ Lou Hanover
Name:	Lou Hanover
Title:	Managing Partner
Email Address: trade-confirmations@marathonfund.com
Address for Notice to Holder and Delivery:
One Bryant Park, 38th Floor, New York, NY 10036

Aggregate amount of Notes held: $35,218,613.11

MARATHON STEPSTONE MASTER FUND LP

/s/ Lou Hanover
Name:	Lou Hanover
Title:	Managing Partner
Email Address: trade-confirmations@marathonfund.com
Address for Notice to Holder and Delivery:
One Bryant Park, 38th Floor, New York, NY 10036

Aggregate amount of Notes held: $2,827,086.55

MCSP SUB, LLC

/s/ Lou Hanover
Name:	Lou Hanover
Title:	Managing Partner
Email Address: trade-confirmations@marathonfund.com
Address for Notice to Holder and Delivery:
One Bryant Park, 38th Floor, New York, NY 10036

Aggregate amount of Notes held: $3,682,514.94

ONEX CAPITAL SOLUTIONS HOLDINGS, LP
By: Onex Capital Solutions GP, LP, its general partner
By: Onex Capital Solutions GP, LLC, its general partner

/s/ Steven Cutman
Name:	Steven Gutman
Title:	General Counsel
Email Address: notifications@onexcredit.com
Address for Notice to Holder and Delivery:
930 Sylvan Avenue, Suite 105, Englewood Cliffs, NJ 07632

Aggregate amount of Notes held: $9,127,076.88

EXHIBIT A

DEFINITIONS

Capitalized terms used in this Agreement have the meanings set forth in the Note Purchase Agreement and, to the extent not defined therein, below.

“Adverse Disclosure” means any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Company (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any Prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities or partnership or other ownership interests, by Contract or otherwise at any time and for so long as such control exists.

“Agreement” has the meaning set forth in the preamble.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble and shall include its successor(s).

“Convertible Note Shares” means collectively the shares of Common Stock issuable upon conversion of the Notes in accordance with their terms, as such number may be adjusted pursuant to the provisions thereof.

“Director” means a member of the Board until such individual’s death, disability, disqualification, resignation, or removal.

“Disclosure Package” means, with respect to any offering of securities, (i) the preliminary Prospectus, (ii) the number of securities included in the offering; (iii) each Free Writing Prospectus and (iv) all other information that is deemed, under Rule 159 promulgated under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities (including a contract of sale).

“Effective Date” has the meaning set forth in the preamble.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

 “Filing Date” has the meaning specified in Section 1(a).

“FINRA” means the Financial Industry Regulatory Authority.

 “First Lien Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of February 24, 2022 (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of March 30, 2022 and as further amended by that certain Amendment No. 2 to Credit Agreement, to be dated as of April 15, 2023), among the Borrower, Holdings, the lenders party thereto and Barclays Bank PLC, as administrative agent and collateral agent.

“Form S-1 Shelf” has the meaning specified in Section 1(a).

“Form S-3 Shelf” has the meaning specified in Section 1(a).

“Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

“Governmental Entity” means any government, political subdivision, governmental, administrative, self-regulatory or regulatory entity or body, department, commission, board, agency or instrumentality, or other legislative, executive or judicial governmental entity, and any court, tribunal, judicial or arbitral body, in each case whether federal, national, state, county, municipal, provincial, local, foreign or multinational.

“Holder Free Writing Prospectus” means each Free Writing Prospectus prepared by or on behalf of any of the Holders or used or referred to by any of the Holders in connection with the offering of Registrable Securities.

“Indemnified Party” has the meaning specified in Section 5(c).

“Indemnifying Party” has the meaning specified in Section 5(c).

“Losses” has the meaning set forth in Section 5(a).

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the case of any Prospectus, in the light of the circumstances under which they were made), not misleading.

“Note Purchase Agreement” has the meaning set forth in the preamble.

“Notes” has the meaning set forth in the Note Purchase Agreement.

“NYSE” means the New York Stock Exchange.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Entity or other entity.

“Principal Market” means the NYSE or if the NYSE is not the principal market for the Common Stock, then the principal securities exchange or securities market on which the Common Stock is then traded.

“Prospectus” means the prospectus used in connection with a Registration Statement.

 “Registrable Securities” means the Convertible Note Shares, if any, delivered or deliverable by the Company pursuant to the Note Purchase Agreement; provided, however, that as to any Registrable Securities, such securities shall cease to constitute Registrable Securities upon the earliest to occur of: (i) the date on which such securities are disposed of pursuant to an effective Registration Statement under the Securities Act; (ii) the date on which such securities cease to be outstanding; or (iii) with respect to any Holder, at such time as (A) the Convertible Note Shares held by such Holder may be sold without registration and without any limitations, including restrictions on volume, manner of sale or other limitations or restrictions pursuant to Rule 144 (or any successor rule promulgated thereafter by the SEC) or (B) such Holder ceases to hold any Notes or Convertible Note Shares.

“Registration Expenses” means all expenses (other than underwriting discounts and commissions) arising from or incident to the registration of Registrable Securities in compliance with this Agreement, including:

i.          stock exchange, SEC, FINRA and other registration and filing fees,

ii.         all fees and expenses incurred in connection with complying with any securities or blue sky laws (including fees, charges and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities),

iii.        all printing, messenger and delivery expenses,

iv.        the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including any expenses arising from any special audits or “comfort letters” required in connection with or incident to any sale of Registrable Securities pursuant to a registration),

v.         the fees and expenses incurred in connection with the listing of the Registrable Securities on the Principal Market, and

vi.        reasonable and documented out-of-pocket fees, charges and disbursements of one counsel to the Holders, including, for the avoidance of doubt, any expenses of such counsel incurred in connection with the filing or amendment of any Registration Statement, Prospectus or Free Writing Prospectus hereunder (provided that in no event shall such fees, charges and disbursements of counsel exceed $100,000);

provided that in no instance shall Registration Expenses include Selling Expenses.

“Registration Statement” means any registration statement filed pursuant to the terms of this Agreement.

“Relevant Matters” has the meaning set forth in Section 6(i)(i).

“Rule 144”, “Rule 159”, “Rule 159A(b),” “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A”, “Rule 430B”, “Rule 433” and “Rule 462(b)” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the SEC, as the same will be amended from time to time, or any successor rule then in force.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“Selling Expenses” means the underwriting fees, discounts, selling commissions, underwriter marketing costs and stock transfer taxes applicable to all Registrable Securities registered by any Holder and legal fees and expenses not included within the definition of Registration Expenses.

“Shelf” has the meaning set forth in Section 1(a).

“Shelf Registration” means a registration of securities pursuant to a registration statement filed with the SEC in accordance with and pursuant to Rule 415.

“Subsequent Shelf Registration” has the meaning specified in Section 1(b).

“Transfer” means any sale, transfer, assignment or other disposition of (whether with or without consideration and whether voluntary or involuntary or by operation of law) of Common Stock.

“WKSI” means a “well-known seasoned issuer” as defined under Rule 405.